UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

ONCOGENEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1522 217th Place S.E. Bothell, Washington		98021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 487-9500

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Entry into New Lease

On February 11, 2015, OncoGenex Pharmaceuticals, Inc. (the “Company”) entered into an office lease (the “New Lease”) with Grosvenor International (Atlantic Freeholds) Limited (the “Landlord”), pursuant to which the Company will lease approximately 11,526 square feet located at 19820 North Creek Parkway, Bothell, Washington, 98011, commencing on February 15, 2015. The Company has the option to rent an additional 8,054 square feet before August 1, 2015. The initial term of the New Lease will expire on April 30, 2018, with an option to extend the term for one approximately three-year period. The Company’s monthly base rent for the premises will start at approximately $18,000 commencing on May 1, 2015 and will increase on an annual basis up to approximately $20,000. The Landlord has agreed to provide the Company with a construction allowance of approximately $140,000. The Company will also be obligated to deliver to the Landlord a letter of credit in the amount of $190,000, which the Landlord may draw upon for base rent or other damages in the event of the Company’s default under the New Lease.

Termination of Prior Lease

In connection with the execution of the New Lease, on February 11, 2015, the Company entered into a Lease Termination Agreement with BMR-217TH Place LLC (“BMR”), pursuant to which the Company and BMR agreed to terminate that certain Lease, dated November 21, 2006, as amended, for the premises located at 1522 217th Place S.E. in Bothell, Washington (the “Terminated Lease”), effective March 1, 2015 (the “Termination Date”). Under the Lease Termination Agreement, the Company will pay BMR a $2,000,000 termination fee no later than the Termination Date. The Company will also pay BMR an additional termination fee of $1,250,000 within 30 days after the Company (i) meets the primary endpoint for the Company’s Phase 3 clinical trial for the treatment of second line metastatic castrate-resistant prostate cancer with custirsen and (ii) closes a transaction or transactions pursuant to which the Company receives funding in an aggregate amount of at least $20,000,000. BMR will also draw approximately $80,000 on the Company’s letter of credit with respect to its payment of deferred state sales tax and, when paid, will terminate any remaining balance on the letter of credit. No later than March 31, 2015, BMR will return to the Company the security deposit under the Terminated Lease, less any amounts deductible in accordance with the terms of the Terminated Lease. Under the terms of the Lease Termination Agreement, the Company will remain obligated (i) to remediate any environmental conditions that may be identified in a third party audit of the leased premises conducted prior to the Termination Date, (ii) under any pre-termination defaults of the Company under the Terminated Lease and (iii) under certain indemnification and other provisions of the Terminated Lease that by their terms survive its termination.

As a result of the lease termination, the Company will avoid up to $6,700,000 in minimum rent payments that otherwise would have been incurred during the remaining lifetime of the Terminated Lease.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under the heading “Termination of Prior Lease” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.1	Office Lease by and between Grosvenor International (Atlantic Freeholds) Limited and OncoGenex Pharmaceuticals, Inc., dated February 11, 2015.

10.2	Lease Termination Agreement by and between BMR-217th Place LLC and OncoGenex Pharmaceuticals, Inc., dated February 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.

Date: February 12, 2015	/s/ Scott Cormack
Scott Cormack President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

10.1	Office Lease by and between Grosvenor International (Atlantic Freeholds) Limited and OncoGenex Pharmaceuticals, Inc., dated February 11, 2015.

10.2	Lease Termination Agreement by and between BMR-217th Place LLC and OncoGenex Pharmaceuticals, Inc., dated February 11, 2015.